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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to this Registration Statement on Form S-4 of Weight Watchers International Inc. and Subsidiaries of our reports dated July 23, 1999, except for Note 17, for which the date is September 29, 1999, relating to the financial statements and financial statement schedule of Weight Watchers International Inc. and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP


Melville, New York
February 29, 2000